EX-99.(j)(2)

Consent of Ernst & Young LLP

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference made to our firm under the captions “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Experts” and to the use of our report dated February 25, 2005, which is incorporated by reference, in this Registration Statement (Form N-1A No. 333-61759) of TIAA-CREF Life Funds.

/s/ ERNST & YOUNG LLP

ERNST & YOUNG LLP

New York, New York

April 27, 2005